                                                                      EXHIBIT 21


                           EARLE M. JORGENSEN COMPANY

                      LISTING OF THE COMPANY'S SUBSIDIARIES

                                                                                                         STATE/
                                                        NATURE OF    DATE ACQUIRED         %           COUNTRY OF
NAME                                                     BUSINESS      OR CREATED        OWNED        INCORPORATION
----                                                    ---------    -------------       -----        -------------
Earle M. Jorgensen (Canada) Inc. (formerly Kilsby        Metal           11/13/90         100%           Canada
  Jorgensen Steel & Aluminum Inc.)                     Distributor

Stainless Insurance Ltd.                                Captive          03/20/96         100%           Bermuda
                                                       Insurance